Eaton Corporation
2010 Annual Report on Form 10-K
Item 15(b)
Exhibit 24
Power of Attorney
     KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint, Richard H. Fearon, Billie K. Rawot or William J. Nowak his or her true and lawful attorney, for him or her and in his or her name, place and stead to subscribe, as attorney-in-fact, his or her signature as Director or Officer or both, as the case may be, of Eaton Corporation, an Ohio corporation, to its Annual Report on Form 10-K for the year ended December 31, 2010 pursuant to the Securities Exchange Act of 1934, and to any and all amendments to that Annual Report, hereby giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2011.
     IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 26th day of January, 2011.

/s/ Alexander M. Cutler	/s/ Richard H. Fearon
Alexander M. Cutler, Chairman	Richard H. Fearon,
and Chief Executive Officer; President; Principal Executive Officer; Director	Vice Chairman and Chief Financial and Planning Officer; Principal Financial Officer

/s/ Billie K. Rawot
Billie K. Rawot,
Senior Vice President and Controller;
Principal Accounting Officer

/s/ Todd M. Bluedorn	/s/ Christopher M. Connor
Todd M. Bluedorn, Director	Christopher M. Connor, Director

/s/ Michael J. Critelli	/s/ Charles E. Golden
Michael J. Critelli, Director	Charles E. Golden, Director

/s/ Ernie Green	/s/ Arthur E. Johnson
Ernie Green, Director	Arthur E. Johnson, Director

/s/ Ned C. Lautenbach	/s/ Deborah L. McCoy
Ned C. Lautenbach, Director	Deborah L. McCoy, Director

/s/ Gregory R. Page	/s/ Gary L. Tooker
Gregory R. Page, Director	Gary L. Tooker, Director